PROSPECTUS SUPPLEMENT

                      TO PROSPECTUS DATED FEBRUARY 14, 2001



                                20,434,383 SHARES

                                BRIGHTCUBE, INC.

                                  COMMON STOCK


     You should read this entire prospectus supplement, our prospectus dated February 14, 2001, and the other documents incorporated by reference into the prospectus and this prospectus supplement before you invest. These documents contain information you should consider carefully before making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different or additional information.

     This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered hereby. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy our common stock in any circumstances in which an offer or solicitation is unlawful.

     Information in this prospectus supplement replaces any inconsistent information in the prospectus. Information in this prospectus supplement and the accompanying prospectus may change after the date on the front of the applicable document. You should not interpret the delivery of this prospectus supplement or the accompanying prospectus or the sale of the common stock as an indication that there has been no change in our affairs since that date.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE ACCOMPANYING PROSPECTUS.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURTIES OR DETERMINED IF THIS
    PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is July 31, 2001.

                              SELLING STOCKHOLDERS

     The following table sets forth, at July 31, 2001, information with respect to the common stock beneficially owned by the selling stockholders, including shares obtainable upon the exercise of certain options and warrants. The selling stockholders provided us the information included in the table below. To our knowledge, each of the selling stockholders has sole voting and investment power over the shares of common stock listed in the table below. Other than as set forth in the prospectus, no selling stockholder, to our knowledge, has had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.

     Additionally, the following table assumes the sale of all shares of common stock offered by this prospectus; however, as the selling stockholders can offer all, some or none of their shares of common stock, no definitive estimate can be given as to the number of shares that the selling stockholders will hold after the offering.

                                     BENEFICIAL  OWNERSHIP       BENEFICIAL OWNERSHIP
                                      OF  COMMON  STOCK               OF  COMMON
                                                                        STOCK
                                    PRIOR  TO  THE  OFFERING         AFTER  THE
                                                                      OFFERING
----------------------------------  ---------------------------  -------------------
SELLING                              NUMBER OF     NUMBER OF     NUMBER OF  PERCENT
STOCKHOLDER                           SHARES      SHARES TO BE     SHARES   OF CLASS
                                       HELD       SOLD UNDER
                                                THIS PROSPECTUS
Alan Levinson                          600,000          600,000          0         0
Alborz Select Opportunities
  Fund, Ltd.                           420,000          420,000          0         0
Allen B. Cohen                           3,730            3,730          0         0
AMRO International                     600,000          600,000          0         0
Anegada Fund Ltd.                      240,000          240,000          0         0
Apollo Capital Fund LLC                150,000          150,000          0         0
Aspen International, Ltd.              240,000          240,000          0         0
Banca Del Gottardo                   3,935,000        3,935,000          0         0
Benny Shabtai                          625,000          625,000          0         0
Brian Delaney                        1,000,000        1,000,000          0         0
Cefeo Investments LTD                1,541,843        1,541,843          0         0
Charles E. Rawley                      300,000          300,000          0         0
Continental Capital & Equity Corp      400,000          400,000          0         0
Cranshire Capital                       14,890           14,890          0         0
Danby International Ltd.               240,000          240,000          0         0
Dan Churchill                            7,450            7,450          0         0
David Meyrowitz                          3,730            3,730          0         0
David Z. Lu                              1,490            1,490          0         0
DM Management                          480,000          480,000          0         0
Dr. Michael Kesslbrenner                 7,450            7,450          0         0
Fairway Capital Partners LLC            90,000           90,000          0         0


Friedlander International Limited    1,202,400        1,202,400          0         0
Four Star Capital                       30,000           30,000          0         0
Gary Kremen                            292,500          292,500          0         0
Gary Voigt                             120,000          120,000          0         0
Growth Ventures, Inc.                   60,000           60,000          0         0
Harpel Family Trust                    240,000          240,000          0         0
Hona Zhiu                                5,000            5,000          0         0
Hunter Singer                           29,000           29,000          0         0
Intercoastal Financial
  Services Corp                        300,000          300,000          0         0
Isaac Klein                             80,000           80,000          0         0
Jack Erlanger                           50,000           50,000          0         0
James D. O'Brien                       400,000          400,000          0         0
James Scibelli                         360,000          360,000          0         0
Jeffery and Carol Starr                 80,000           80,000          0         0
Jeremy Dallow                            3,240            3,240          0         0
Jim Harpel                             240,000          240,000          0         0
Jim Whitten                             50,000           50,000          0         0
Jinsheng Yi                              1,490            1,490          0         0
John Bollinger                             750              750          0         0
Joseph Donahue                          29,000           29,000          0         0
Mark Angelo                             34,500           34,500          0         0
Max Rockwell                            29,000           29,000          0         0
May-Davis Group                         29,000           29,000          0         0
Michael Palma                           80,000           80,000          0         0
Michael Woelfel                          3,730            3,730          0         0
Montrose Investments, Ltd.           1,200,000        1,200,000          0         0
Norman Tulchin                         150,000          150,000          0         0
Oleg Ostrovsky                          30,000           30,000          0         0
PanAmerica Capital Group, Inc.       1,250,000        1,250,000          0         0
Paul Mazzanobile                       300,000          300,000          0         0
Peconic Fund, Ltd.                     300,000          300,000          0         0
Peter Che Nan Chan                      14,890           14,890          0         0
Philip Marks                           600,000          600,000          0         0
Qihu Guan                                3,730            3,730          0         0
Rance Marke                              3,730            3,730          0         0
Redwood Capital                        400,000          400,000          0         0
RG Capital Fund, LLC                   167,000          167,000          0         0
Rick Holman  (1)                       800,000          300,000    500,000         0
Robert Cohen                            65,000           65,000          0         0
Robert Farrell                          29,000           29,000          0         0
Robert Scibelli                         30,000           30,000          0         0
Ronald Pasternak                       200,000          200,000          0         0
Roy Roberts                              1,870            1,870          0         0
Shanji Xiong                               750              750          0         0
Steven and Cheryl Angel                  1,500            1,500          0         0
Sul Wa Chau                              2,240            2,240          0         0
Summer Breeze, LLC                      60,000           60,000          0         0
Teccal Investments, Ltd.               200,000          200,000          0         0
Vincent Gioeni                         120,000          120,000          0         0
Wel Z. Yen                               2,240            2,240          0         0
William R. Evans                         2,240            2,240          0         0
Xoom.com                               350,000          350,000          0         0
---------------------------------  -----------  ---------------  ---------  --------
     Total                          20,934,383       20,434,383    500,000         0
=================================  ===========  ===============  =========  ========

     (1) Mr. Holman's shares include the 500,000 shares issuable upon exercise of warrants held by Asher Investment Group. Mr. Holman is the principal of Asher Investment Group.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus supplement and the documents incorporated herein by reference are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties, including, among others, those listed under "Risk Factors" on page 6 of the accompanying prospectus and in the documents incorporated therein by reference.

     In some cases, you can identify forward-looking statements by words such as "anticipates", "believes", "estimates", "seeks", "expects", "plans", "intends", "future" and similar expressions.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements and therefore such expectations may be incorrect. You are cautioned not to place undue reliance on these forward-looking statements.

     All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included or incorporated herein are made only as of the date of this prospectus supplement or as of the date of the documents incorporated by reference. We do not intend, and undertake no obligation, to update these forward-looking statements.